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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 30, 1997
                Date of Report (Date of earliest event reported)

                         Commission File Number: 0-19281

                               THE AES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   54-1163725
                        (IRS Employer Identification No.)

                             1001 North 19th Street
                            Arlington, Virginia 22209
                     (Address of principal executive office)

                         Telephone Number (703) 522-1315
              (Registrant's telephone number, including area code)



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Item 5.           Other Events.

                  On January 30, 1997, The AES Corporation (the "Company") increased its offer to the Class A shareholders of AES China Generating Co. Ltd. ("AES Chigen") by removing the possibility of a downward adjustment to the 0.29 exchange ratio in the proposed amalgamation of AES Chigen with a subsidiary of AES in the event that the price for AES's common stock trades above $50 per share. Incorporated herein by reference in Exhibit 20.5 attached hereto are details of the announcement.


Item 7.           Financial Statements and Exhibits.


                  The following is filed as an Exhibit to this Report.

                  Exhibit Number 20.5

                  Description

                  News Release Announcing that the Company is increasing its offer to the Class A shareholders of AES China Generating Co. Ltd.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AES Corporation
(Registrant)



BY:      WILLIAM R. LURASCHI
         WILLIAM R. LURASCHI
         GENERAL COUNSEL AND SECRETARY

Dated:  January 30, 1997

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EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION


20.5 News Release Announcing that the Company is increasing its offer to the Class A shareholders of AES China Generating Co. Ltd.